Exhibit 4.18

Private & Confidential






                              Dated 15 March 2006


                        KOMARF HOPE 29 SHIPPING COMPANY

                                  as Owner                      (1)



                             PYLIO SHIPPING CO. LTD.
                                as Charterer                    (2)



                                TOP TANKERS INC.
                            as Charter Guarantor                (3)

                                       and

                        FORTIS BANK (NEDERLAND) N.V.            (4)



                       QUADRIPARTITE DEED relating to m.v.
                                   "Flawless"

                                                                   NORTON ROSE

                                    Contents

Clause                                                                    Page

1       Definitions .......................................................2

2       Representations and warranties.....................................9

3       Assignment........................................................12

4       Owner's Assignment................................................13

5       Continuing security and other matters.............................14

6       Charterers undertakings...........................................16

7       General Undertakings..............................................18

8       Covenants concerning insurance and operational matters............23

9       Powers of Mortgagee to protect security and remedy defaults ......30

10      Powers of Mortgagee on Event of Default...........................30

11      Application of moneys.............................................31

12      Remedies cumulative and other provisions..........................32

13      Costs and indemnity...............................................32

14      Attorney..........................................................33

15      Further assurance.................................................33

16      Sale of Ship......................................................33

17      Continuation of Charter Period....................................35

18      Notices...........................................................35

19      Counterparts......................................................36

20      Severability of provisions........................................36

21      Law and jurisdiction .............................................36

Schedule 1 Forms of Loss Payable Clauses..................................38

Schedule 2 Forms of Notices of Assignment of Insurances...................39

THIS QUADRIPARTITE DEED is 15 March 2006

BETWEEN:

(1) KOMARF HOPE 29 SHIPPING COMPANY a company incorporated under the laws of the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia (the "Owner");

(2) PYLIO SHIPPING CO. LTD., a company incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia (the "Charterer");

(3) TOP TANKERS INC., a company incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Charter Guarantor"); and

(4) FORTIS BANK (NEDERLAND) N.V., a company incorporated under the laws of The Netherlands acting for the purposes of this Deed through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands (the "Mortgagee").

WHEREAS:

(A) the Owner is the sole, absolute and unencumbered, legal and beneficial owner of sixty-four sixty-fourth shares in the Ship described in clause 1.2;

(B) by a loan and guarantee facility agreement (the "Loan and Guarantee Facility Agreement") dated 9 March 2006 and made between (1) the Owner (therein referred to as the "Borrower"), (2) the banks and financial institutions whose names are set out at Schedule 1 thereto as lenders (the "Banks"), (3) the Mortgagee as agent, security agent and trustee (the "Agent"), (4) Fortis Bank (Nederland) N.V. as guarantee bank (the "Guarantee Bank "), (5) Fortis Bank (Nederland) N.V. as arranger (the "Arranger) and (6) Fortis Bank (Nederland) N.V. as swap provider (the "Swap Provide?' and together with the Agent, the Arranger and the Account Bank (as defined in the Loan and Guarantee Facility Agreement), the Guarantee Bank and the Banks, the "Creditors"), the Banks agreed (inter alia) to advance by way of loan to the Owner, upon the terms and conditions therein, a maximum aggregate amount of up to thirty three million and six hundred thousand Dollars ($33,600,000) and the Guarantee Bank agreed to issue and/or maintain the Guarantee (as defined in the Loan and Guarantee Facility Agreement (the "Guarantee") in favour of the Beneficiary (as defined in the Loan and Guarantee Facility Agreement);

(C) by a 1992 ISDA Master Agreement dated 9 March 2006 (the "Master Swap Agreement") made between (1) the Owner and (2) the Swap Provider, the Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) interest rate swap transactions with the Owner in respect of the Loan (whether in whole or in part as the case may be from time to time);

(D) pursuant to clause 16.1 of the Loan and Guarantee Facility Agreement, each of the Creditors has appointed the Mortgagee as its agent, security agent and trustee and pursuant to a deed of trust dated 9 March 2006 executed by the Mortgagee (as trustee) in favour of the Creditors, the Mortgagee agreed to hold, receive, administer and enforce this Deed for and on behalf of itself and the Creditors;

(E) pursuant to the Loan and Guarantee Facility Agreement and the Master Swap Agreement there has been or will be executed by the Owner in favour of the Mortgagee (as security agent and trustee for and on behalf of the Creditors) a first preferred ship mortgage (the "Mortgage") on the Ship and the Mortgage of even date herewith has been or will be registered under the provisions of Chapter 3 of title 21 of the Liberian Code of Laws of 1956 as amended as security for the payment by the Owner of the Outstanding Indebtedness (as those expressions are defined in the Mortgage);

(F) by a "Barecon 2001" bareboat charter (the "Charter") dated 9 March 2006 made between the Owner and the Charterer, the Owner has agreed to let and the Charterer has agreed to take the Ship on demise charter for a period of sixty (60) months from the date of delivery of the Ship to the Charterer thereunder upon the terms and conditions therein mentioned;
        (G) as security for the obligations of the Charterer under the Charter, the Charter Guarantor has or, as the case may be, will execute a guarantee in favour of the Owner (the "Charter Guarantee"); (H) the Loan and Guarantee Facility Agreement provided (inter alia) that as a condition precedent to the advance of the Loan the Owner, the Charterer and the Charter Guarantor should enter into a deed supplemental to the Mortgage substantially in the form of this Deed, to secure (inter alia) all sums of money from time to time owing to the Mortgagee and/or the Creditors under the Loan and Guarantee Facility Agreement, the Master Swap Agreement and the other Security Documents; and (I) this Deed is supplemental to the Loan and Guarantee Facility Agreement and the Mortgage and to the security thereby created and is the Quadripartite Deed referred to in the Loan and Guarantee Facility Agreement but shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage.

NOW THIS DEED WITNESSES AND IT IS HEREBY AGREED as follows:

1       Definitions

1.1     Definitions

        In this Deed, unless the context otherwise requires:

        "Approved Brokers" means such firm of insurance brokers, appointed by the Charterer during the Charter Period, as may from time to time be approved in writing by the Mortgagee for the purposes of this Deed;

        "Casualty Amount" means five hundred thousand Dollars ($500,000) (or the equivalent in any other currency);

        "Charter" means the "Barecon 2001" demise charter entered or (as the context may require) to be entered into by the Owner and the Charterer referred to in recital (F);

        "Charterer"  includes the successors in title and permitted assignees of
        the  Charterer;   "Charterer's  Assigned  Property"  means  all  of  the
        Charterers rights, title and interest in and to:

        (a)     the Insurances; and

        (b)     any Requisition Compensation;

        "Charter Earnings" means all moneys whatsoever from time to time payable by the Charterer to the Owner under or pursuant to the Charter and/or any moneys payable to the Owner under or pursuant to the Charter Guarantee and/or any guarantee, security or other assurance given to the Owner at any time in respect of the Charterer's obligations under or pursuant to the Charter;

        "Charter Guarantee" means the guarantee executed or (as the context may require) to be executed by the Charter Guarantor in favour of the Owner pursuant to the Charterer;

        "Charter Guarantor" includes the successors in title and permitted assignees of the Charter Guarantor;

        "Charter Guarantor's Account" means the interest bearing Dollar account of the Charter Guarantor opened or (as the context mad require) to be opened with the Mortgagee (acting as Account Bank) with account number 024075615017407192 and includes any sub-accounts thereof and any other account designated in writing by the Mortgagee to be the Charter Guarantor's Account for the purposes of this Deed;

        "Charter Period" means such part of the period of the Charter as falls within the Security Period or, in the event of expiration or determination of the period of the Charter prior to the expiration of the Security Period, the period down to the expiration or determination of the period of the Charter;

        "Charter Rights" means all of the rights of the Owner under or pursuant to the Charter, the Charter Guarantee and any other guarantee, security or other assurance given to the Owner at any time in respect of the Charterer's obligations under or pursuant to the Charter including (without limitation) the right to receive the Charter Earnings;

        "Classification" means the classification +1 Al tanker for oil ESP E0 PP3 with the Classification Society or such other classification as the Agent shall, at the request of the Owner, have agreed in writing shall be treated as the Classification in relation to the Ship for the purposes of the Security Documents;

        "Classification Society" means Det Norske Veritas or such other classification society which the Agent shall, at the request of the Owner, have agreed in writing shall be treated as the Classification Society in relation to the Ship for the purposes of the Security Documents;

        "Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Owner or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

        "Commercial Management Agreement" means the agreement made or (as the context may require) to be made between the Charterer and the Commercial Manager in a form previously approved in writing by the Agent providing (inter alia) for the Commercial Manager to commercially manage the Ship;

        "Commercial Manager" means Top Tanker Management Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 or any other person appointed by the Charterer with the prior written consent of the Agent as commercial manager of the Ship and includes its successors in title;

        "Compulsory Acquisition" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

        "Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

        "Delivery" means the delivery of the Ship by the Owner, and the acceptance of the Ship by the Charterer, pursuant to the Charter;

        "Delivery Date" means the date on which Delivery occurs;

        "DOC" means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

        "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

        "Environmental Affiliate" means any agent or employee of the Charterer or any other Relevant Party or any person having a contractual relationship with the Charterer or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from the Relevant Ship;

        "Environmental Approval" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Relevant Ship required under any Environmental Law;

        "Environmental Claim" means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;

        "Environmental Laws" means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

        "Event of Default" means any of the events or circumstances described in clause 10.1 of the Loan and Guarantee Facility Agreement;

        "Expenses" means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Mortgagee) of:

        (a) all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including, without limitation, Taxes, registration fees and insurance premiums) suffered, incurred or paid by the Mortgagee in connection with the exercise of the powers referred to in or granted by this Deed or otherwise payable by the Owner in accordance with clause 13; and

        (b) interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Mortgagee until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 3.4 of the Loan and Guarantee Facility Agreement (as conclusively certified by the Mortgagee);

        "Flag State" means the Republic of Liberia or such other state or territory acceptable to the Agent designated in writing by the Agent (acting on the instructions of the Majority Banks), at the request of the Owner, as being the "Flag State" of the Ship for the purposes of the Security Documents;

        "Guarantee" means the guarantee described in recital (B) above;

        "Guarantee Amount" means any amount owing by the Guarantee Bank to the Beneficiary under or pursuant to the Guarantee, which amount is indemnified by the Owner in accordance with the Loan and Guarantee Facility Agreement;

        "Government Entity" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

        "Incapacity" means, in relation to a person, the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);

        "Insurances" means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of, among others, the Owner and/or the Charterer (whether in the sole name of the Owner, or in the joint names of the Owner, the Charterer and the Mortgagee or otherwise) in respect of the Ship (but not loss of earnings) or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

        "ISM Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741 (18) of the International Maritime Organisation and incorporated into the International Convention on Safety of Life at Sea 1974 (as amended) and includes any amendment or extensions thereto and any regulation issued pursuant thereto;

        "ISPS Code" means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic Conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

        "ISSC" means an International Ship Security Certificate issued in respect of the Ship pursuant to the ISPC Code;

        "Loan" means the aggregate principal amount owing to the Banks or any of them pursuant to the Loan and Guarantee Facility Agreement at any relevant time;

        "Loan and Guarantee Facility Agreement" means the agreement referred to in recital (B) hereto as the same may from time to time be supplemented and/or amended;

        "Loss Payable Clauses" means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such Loss Payable Clauses to be in the forms set out in Schedule 1 during the Charter Period (which shall, during the Charter Period, replace the forms of Loss Payable Clauses specified in the General Assignment) or in such other forms as may from time to time be required or agreed in writing by the Mortgagee;

        "Management Agreements" means the Commercial Management Agreement and the Technical Management Agreement and "Management Agreement" means either of them;

        "Managers" means the Commercial Manager and the Technical Manager and "Manager means either of them;

        "Master Swap Agreement" means the 1992 ISDA Master Agreement made between the Swap Provider and the Owner dated9 March 2006 mentioned in recital (C) hereto, comprising a 1992 ISDA Master Agreement (and a Schedule thereto), together with any Confirmations (as defined therein) supplemental thereto;

        "Master Swap Agreement Liabilities" means at any relevant time, all liabilities actual or contingent, present or future, owing to the Swap Provider under the Master Swap Agreement;

        "Mortgage" means the first preferred mortgage mentioned in recital (E) hereto; "Mortgagee" includes the successors in title and assignees of the Mortgagee;

        "Notice of Assignment of Insurances" means a notice of assignment in the form set out in Schedule 2 during the Charter Period (which shall, during the Charter Period, replace the form of Notice of Assignment of Insurances specified in the General Assignment), or in such other form as may from time to time be required or agreed in writing by the Mortgagee;

        "Operating Account" means the interest bearing Dollar account of the Owner opened or (as the context may require) to be opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be the Operating Account for the purposes of this Agreement;

        "Operator" means any person who is from time to time during the Security Period concerned in the operation of the Ship and falls within the definition of "Company" set out in rule 1.1.2 of the Code;

        "Outstanding Indebtedness" means the aggregate of the Loan and the Guarantee Amount the Master Swap Agreement Liabilities, and interest accrued and accruing thereon, the Expenses and all other sums of money from time to time owing by the Owner to the Mortgagee and/or any of the other Creditors, whether actually or contingently, present or future, under or pursuant to the Loan and Guarantee Facility Agreement, the Master Swap Agreement, the Security Documents or any of them;

        "Owner" includes the successors in title and permitted assignees of the Owner; "Owner's Assigned Property" means:

        (a)     the Charter;

        (b)     the Charter Guarantee;

        (c)     the Charter Earnings; and

        (d)     all other Charter Rights;

        "Pollutant" means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

        "Related Company" of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

        "Relevant Jurisdiction" means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

        "Relevant Party" means the Owner, the Owner's Related Companies, any other Security Party and any other Security Party's Related Companies;

        "Relevant Ship" means the Ship and any other vessel from time to time (whether before or after the date of this Deed) owned, managed or crewed by, or chartered to, any Relevant Party;

        "Requisition Compensation" means all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship;

        "Security Documents" means the Loan and Guarantee Facility Agreement, this Deed, the Mortgage, the General Assignment, the Master Swap Agreement, the Share Pledge, the Charter Guarantee and any other such document as is defined in the Loan and Guarantee Facility Agreement as a Security Document or as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Loan, the Guarantee Amount, any interest thereon, and the moneys from time to time owing by the Owner pursuant to the Loan and Guarantee Facility Agreement and/or the Master Swap Agreement Liabilities (whether or not such documents, also secure moneys from time to time owing pursuant to any other document or agreement);

        "Security Parties" means, collectively, the Owner, the Managers, the Charterer, or any other person who may at any time be a party to any of the Security Documents (other than the Creditors and the Charter Guarantor) and "Security Party" means any one of them;

        "Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder;

        "Shareholder" means Dongbuka No. 29 Ship Investment Company of Mora-dong 795-22 ,Sasang-gu,Pusan , Republic of Korea;

        "Share Pledge" means the pledge made or (as the context may require) to be made between the Shareholder and the Agent (as security agent and trustee on behalf of the Creditors) in substantially the form set out in
        Schedule 17, of its rights, title and interest in and to all the shares in the Owner;

        "Ship" means the vessel m.v. "Flawless registered as a Liberian ship under Official Number 9475 and includes any share or interest therein and her engines, machinery, boats, tackle, outfit, equipment, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired and also any and all additions, improvements and replacements hereafter made in or to such vessel or any part thereof or in or to her equipment and appurtenances aforesaid; and

        "SMC" means a safety management certificate issued in respect of a Ship in accordance with rule 13 of the ISM Code;

        "Subsidiary" of a person means any company or entity directly or indirectly controlled by such person, and for this purpose "control" means either the ownership of more than 50% of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

        "Technical Manager's Undertaking" means an undertaking and assignment in relation to the Ship executed or (as the context may require) to be executed by the Technical Manager in favour of the Agent (as security agent and trustee on behalf of the Creditors);

        "Technical Manager" means Hanseatic Shipping Co. Ltd. of P.0 Box 50127, 3601 Limassol, Cyprus or any other person appointed by the Commercial Manager with the prior written consent of the Agent as technical manager of the Ship and includes its successors in title and assignees;

        "Total Loss" means:

        (a) the actual, constructive, compromised or arranged total loss of the Ship; or

        (b) the Compulsory Acquisition of the Ship; or (c) the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than where the same amounts to the Compulsory Acquisition of the Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless the Ship be released and restored to the Owner or (during the Charter Period) the Charterer (as the case may be) from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof.

1.2     Insurance terms In clause 8.1.1:

        1.2.1 "excess risks" means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which the Ship is assessed for the purpose of such claims exceeding her insured value;

        1.2.2 "protection and indemnity risks" means the usual risks (including oil pollution and freight, demurrage and defence cover) covered by a United Kingdom protection and indemnity association or a protection and indemnity association which is managed in London (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reasons of the incorporation in such policies of clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision); and

        1.2.3 "war risks" includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses Hulls - Time (1/11/95) attached or similar cover.

1.3     Headings

        Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.4     Construction of certain terms

        In this Deed, unless the context otherwise requires:

        1.4.1 references to clauses and Schedules are to be construed as references to clauses of, and Schedules to, this Deed and references to this Deed include its Schedules;

        1.4.2 references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

        1.4.3 words importing the plural shall include the singular and vice versa;

        1.4.4 references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

        1.4.5 references to a "guarantee" shall include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and

        1.4.6   references  to  statutory   provisions  shall  be  construed  as
                references to those provisions as replaced or amended or re-enacted from time to time.

1.5     Conflict with Loan and Guarantee Facility Agreement

        As between the Owner and the Mortgagee, this Deed shall be read together with the Loan and Guarantee Facility Agreement but in case of any conflict between the two instruments, the provisions of the Loan and Guarantee Facility Agreement shall prevail.

1.6     Conflict with Charter

        If and to the extent that any of the covenants and undertakings given by the Charterer in this Deed may conflict with any of the provisions of the Charter, such covenants and undertakings shall (as between the Mortgagee on the one hand and the Owner and the Charterer on the other hand but not otherwise) prevail over such provisions.

2       Representations and warranties

2.1     Charterer's Continuing representations and warranties

        The Charterer represents and warrants to the Mortgagee (as security agent and trustee for and on behalf of the Creditors) and the Owner that:

        2.1.1   Due incorporation

                it is duly incorporated and validly existing in good standing under the laws of the Republic of Liberia as a corporation and has power to carry on its business as it is now being conducted and to own its property and other assets;

        2.1.2   Corporate power

                it has power to execute, deliver and perform its obligations under the Charter and such of the Security Documents to which it is, or is to be, a party and has power to execute and deliver and perform its obligations under the Charter Guarantee and the Security Documents, and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

        2.1.3   Binding obligations

                the Charter and the Security Documents to which it is, or is to be, a party constitute or will, when executed, constitute its valid and legally binding obligations enforceable in accordance with their respective terms;

        2.1.4   No conflict with other obligations

                the execution and delivery of, the performance of its obligations under, and compliance with the provisions of the Charter and the Security Documents to which it is, or is to be, a party by it will not (a) contravene, any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which it is subject, or (b) contravene or conflict with any provision of its articles of incorporation, by-laws, statutes or other constitutional documents;

        2.1.5   No filings required

                it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Charter or any of the Security Documents to which it is, or is to be, a party that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Charter or any of such Security Documents and the Charter and each of such Security Documents are in proper form for its enforcement in the courts of each Relevant Jurisdiction;

        2.1.6   Choice of law

                the choice of English law to govern the Charter and the Security Documents to which it is, or is to be, a party and the submission by the Charterer to the non-exclusive jurisdiction of the English courts are valid and binding;

        2.1.7   No immunity

                neither it nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement); and

        2.1.8   Consents obtained

                every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by it to authorise, or required by it in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of the Charter and the Security Documents to which it is, or is to be, a party or the performance by it of its obligations under the Charter and such Security Documents have been obtained or made and are in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.

2.2     Charter Guarantor's Continuing representations and warranties

        The Charter Guarantor represents and warrants to the Mortgagee (as security agent and trustee for and on behalf of the Creditors) and the Owner that:

        2.2.1   Due incorporation

                it is duly incorporated and validly existing in good standing under the laws of the Republic of Liberia as a corporation and has power to carry on its business as it is now being conducted and to own its property and other assets;

        2.2.2   Corporate power

                it has power to execute, deliver and perform its obligations under the Charter Guarantee and this Deed and has power to execute and deliver and perform its obligations under the Charter Guarantee and this Deed, and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Charter Guarantor to give guarantees or security will be exceeded as a result of the execution, delivery and performance of the Charterers obligations under this Deed;

        2.2.3   Binding obligations

                the Charter Guarantee and this Deed constitute or will, when executed, constitute its valid and legally binding obligations enforceable in accordance with their respective terms;

        2.2.4   No conflict with other obligations

                the execution and delivery of, the performance of its obligations under, and compliance with the provisions of the Charter Guarantee and this Deed by it will not (a) contravene, any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which it is subject or (b) contravene or conflict with any provision of its articles of incorporation, by-laws, statutes or other constitutional documents;

        2.2.5   No filings required

                it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of Charter Guarantee or this Deed that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Charter Guarantee or this Deed and each of the Charter Guarantee and this Deed are in proper form for its enforcement in the courts of each Relevant Jurisdiction;

        2.2.6   Choice of law

                the choice of English law to govern Charter Guarantee and this Deed and the submission by the Charter Guarantor to the non-exclusive jurisdiction of the English courts are valid and binding;

        2.2.7   No immunity

                neither it nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement); and

        2.2.8   Consents obtained

                every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by it to authorise, or required by it in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of the Charter Guarantee and this Deed or the performance by it of its obligations under the Charter Guarantee and this Deed has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.

2.3     Charterer's Initial representations and warranties

        The Charterer represents and warrants to the Mortgagee (as security agent and trustee for and on behalf of the Creditors) and the Owner that:

        2.3.1   No withholding Taxes

                no Taxes are imposed by withholding or otherwise on any payment to be made by it under the Charter or the Security Documents to which it is, or is to be, a party or are imposed on or by virtue of its execution or delivery of the Charter or any of such Security Documents or any other document or instrument to be executed or delivered under the Charter or any of such Security Documents;

        2.3.2   Ship's employment

                (save for the Charter) the Ship is not and will not on the Delivery Date be subject to any charter or contract or to any agreement to enter into any charter or contract entered into by the Charterer which, if entered into by it after the date of this Deed, would have required the consent of the Mortgagee;

        2.3.3   Freedom from Encumbrances

                the Charterer is the sole, legal and beneficial owner of the whole of the Charterer's Assigned Property and neither the Charterer's Assigned Property nor any part thereof are or will be on the Delivery Date subject to any Encumbrance created by it or arising due to its act or omission or its use or operation of the Ship and it has not (save as disclosed in writing to the Mortgagee) received notice of any Encumbrance (other than pursuant to this Deed) in respect thereof created by any other person;

        2.3.4   Commissions etc.

                there are no commissions, rebates, premiums or other payments in connection with the Charter other than as disclosed to the Mortgagee in writing prior to the date hereof;

        2.3.5   Compliance with Environmental Laws and Approvals

                except as may already have been disclosed by it in writing to, and acknowledged in writing by, the Mortgagee:

                (a) the Charterer and to the best of its knowledge and belief (having made due enquiry) its Environmental
                        Affiliates have complied with the provisions of all Environmental Laws;

                (b) the Charterer and to the best of its knowledge and belief (having made due enquiry) its Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

                (c) neither the Charterer nor to the best of its knowledge and belief (having made due enquiry) any of its Environmental Affiliates has received notice of any Environmental Claim that the Charterer or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

        2.3.6   No Environmental Claims

                except as may already have been disclosed by it in writing to, and acknowledged in writing by, the Mortgagee, there is no Environmental Claim pending or, to the best of its knowledge and belief (having made due enquiry), threatened against the Charterer or the Ship or any other ship owned, managed or crewed by, or chartered to, the Charterer or, to the best of its knowledge and belief (having made due enquiry) any of its Environmental Affiliates; and

        2.3.7   No potential Environmental Claims

                except as may already have been disclosed by it in writing to, and acknowledged in writing by, the Mortgagee, there has been no emission, spill, release or discharge of a Pollutant from the Ship or any other ship owned by, managed or crewed by, or chartered to, the Charterer nor to the best of its knowledge and belief (having made due enquiry) from any other ship owned by, managed or crewed by, or chartered to, the Charterer which could give rise to an Environmental Claim.

2.4     Charter Guarantor's Initial representations and warranties

        The Charter Guarantor represents and warrants to the Mortgagee (as security agent and trustee for and on behalf of the Creditors) and the Owner that:

2.5     No withholding Taxes

        no Taxes are imposed by withholding or otherwise on any payment to be made by it under the Charter Guarantee or are imposed on or by virtue of its execution or delivery of the Charter Guarantee or this Deed or any other document or instrument to be executed or delivered under the Charter Guarantee or this Deed;

2.6     Repetition of representations and warranties

        On and as of the Delivery Date and (except in relation to the representations and warranties in clauses 2.3, 2.4 and 5) each Interest Payment Date during the Charter Period, the Charterer and the Charter Guarantor shall be deemed to repeat the representations and warranties in clauses 2.1, 2.2, 2.3 and 2.4 as if made with reference to the facts and circumstances existing on such day.

3       Assignment

3.1     Charterer's Assignment

        By way of security for the Outstanding Indebtedness, the Charterer with full title guarantee hereby assigns and agrees to assign to the Mortgagee absolutely all its rights, title and interest in and to the Charterer's Assigned Property and all its benefits and interests present and future therein. Provided however that unless and until a Default shall occur (whereupon all insurance recoveries shall be receivable by the Mortgagee and applied in accordance with clause 11.1 or clause 11.3 (as the case may be)):

        3.1.1 any moneys payable under the Insurances, shall be payable in accordance with the terms of the relevant Loss Payable Clause and the Mortgagee will not in the meantime give any notification to the contrary to the insurers as contemplated by the Loss Payable Clauses; and

        3.1.2 any insurance moneys received by the Mortgagee in respect of any major casualty (as specified in the relevant Loss Payable Clause) shall, unless prior to receipt or whilst such moneys are in the hands of the Mortgagee there shall have occurred a Default (whereupon such insurance monies shall be applied in accordance with clause 11.1 or clause 11.3 (as the case may
                be)), be paid over to the Charterer upon the Charterer furnishing evidence satisfactory to the Mortgagee that all loss and damage resulting from such casualty has been properly made good and repaired, and that all repair accounts and other liabilities whatsoever in connection with the casualty have been fully paid and discharged by the Charterer, provided however that the insurers with whom the fire and usual marine risks insurances are effected may, in the case of a major casualty, and with the previous consent in writing of the Mortgagee, make payment on account of repairs in the course of being effected.

3.2     Use of Charterer's name

        The Charterer covenants and undertakes with the Mortgagee to do or permit to be done each and every act or thing which the Mortgagee may from time to time require to be done for the purpose of enforcing the Mortgagee's rights under this Deed and to allow its name to be used as and when required by the Mortgagee for that purpose.

3.3     Reassignment

        Upon payment and discharge in full to the satisfaction of the Mortgagee of the Outstanding Indebtedness, the Mortgagee shall, at the request and cost of the Charterer, re-assign the Charterer's Assigned Property to the Charterer or as it may direct.

3.4     Liability of Charterer

        The Charterer shall remain liable to perform all the obligations assumed by it in relation to the Assigned Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Charterer to perform its obligations in respect thereof.

4       Owner's Assignment

4.1 By way of security for payment of the Outstanding Indebtedness, the Owner with full title guarantee hereby assigns and agrees to assign to the Mortgagee (as security agent and trustee on behalf of the Creditors) absolutely all its rights, title and interest in and to the Owner's Assigned Property and all benefits accruing to the Owner thereunder
        Provided however that the Charter Earnings shall be payable to the Operating Account until such time as a Default shall occur and the Mortgagee shall direct to the contrary whereupon the Owner shall forthwith, and the Mortgagee may at any time thereafter, instruct the persons from whom the Charter Earnings are then payable to pay the same to the Mortgagee (as security agent and trustee on behalf of the Creditors) or as it may direct and any Charter Earnings then in the hands of the Owner's brokers or other agents shall be deemed to have been received by them for the use and on behalf of the Agent.

4.2     Use of Owner's name

        The Owner covenants and undertakes with the Mortgagee to do or permit to be done each and every act or thing which the Mortgagee may from time to time require to be done for the purpose of enforcing the Mortgagee's rights under this Deed and to allow its name to be used as and when required by the Mortgagee for that purpose.

4.3     Reassignment

        Upon payment and discharge in full to the satisfaction of the Mortgagee of the Outstanding Indebtedness, the Mortgagee shall, at the request and cost of the Owner, re-assign the Owner's Assigned Property to the Owner or as it may direct.

4.4     Liability of Owner

        The Owner shall remain liable to perform all the obligations assumed by it in relation to the Mortgaged Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

4.5     Acknowledgement by Charterer

        By its execution of this Deed, each of the Charterer and the Charter Guarantor has received written notice of, and consents to, the assignment to the Mortgagee of the Charter, the Charter Earnings and the other Charter Rights and the Charter Guarantee.

5       Continuing security and other matters

5.1     Continuing security

        The security created by this Deed shall:

        5.1.1 be held by the Mortgagee (as security agent and trustee for and on behalf of the Creditors) as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Security Documents, express or implied, and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Mortgagee and/or the other Creditors in respect of the Outstanding Indebtedness or any part thereof and the Mortgagee and/or the other Creditors) and shall remain in full force and effect until the Outstanding Indebtedness has been discharged in full (which expression shall not embrace payment or a dividend in liquidation or bankruptcy of less than 100%);

        5.1.2 be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Mortgagee without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagee and/or the other Creditors or any of them any right or remedy of the Mortgagee and/or the other Creditors or any of them or any right or remedy of the Mortgagee thereunder;

        5.1.3 not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee and/or the other Creditors or any of them dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable; and

        5.1.4 not in any way be prejudiced or affected by any change in the constitution of, or any amalgamation or reconstruction of the Owner, the Mortgagee or any other person or by any legal limitation, disability, incapacity or other circumstances relating to the Owner or any other person, whether or not known to the Mortgagee and/or the other Creditors, by any invalidity in or irregularity or unenforceability of the obligations of the Owner or any other person under the Loan and Guarantee Facility Agreement or any of the other Security Documents or otherwise and so that in the event that any obligation or purported obligation of the Owner or any other person which, if enforceable or valid or continuing, would be secured by this Deed is or becomes wholly or in part unenforceable or invalid or terminated for any reason whatsoever, the Owner will keep the Mortgagee and the other Creditors fully indemnified against any loss suffered by the Mortgagee and the other Creditors as a result of any failure by the Owner or such other party to perform any such obligation or purported obligation.

5.2     Rights additional

        All the rights, remedies and powers vested in the Mortgagee (as security agent and trustee on behalf of the Creditors) hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee and/or the other Creditors or any of them under the Loan and Guarantee Facility Agreement, this Deed, the Master Swap Agreement, the other Security Documents or any such Collateral Instrument or at law and that all the powers so vested in the Mortgagee and/or the other Creditors or any of them may be exercised from time to time and as often as the Mortgagee and/or the other Creditors or any of them may deem expedient.

        5.2.1   No enquiry

        The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Mortgagee or to which the Mortgagee (as security agent and trustee on behalf of the Creditors) may at any time be entitled under this Deed.

5.3     Obligations of Owner, Charterer and Mortgagee

        The Owner and the Charterer shall each remain liable to perform all the obligations assumed by it in relation to the Owner's Assigned Property and the Charterer's Assigned Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner or the Charterer to perform its obligations in respect thereof.

5.4     Discharge of Mortgage

        This Deed shall continue in full force and effect after any discharge of the Mortgage. 5.5 Liability unconditional The rights, remedies and powers vested in the Mortgagee under this Deed shall not be affected nor shall this Deed be discharged or reduced by reason of:

        5.5.1 the Incapacity or any change in the name, style or constitution of the Owner or any other person liable;

        5.5.2 the Mortgagee granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of the Owner or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Owner or any other person liable; or

        5.5.3 any act or omission which would not have discharged or affected the security constituted by the Charterer under this Deed had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate such security.

5.6     Waiver of Charterer's rights

        Until the Outstanding Indebtedness has been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) and notwithstanding that the security created by this Deed and the other Security Documents may have been realised, the Charterer agrees that, without the prior written consent of the Mortgagee, it will not:

        5.6.1 exercise its rights of subrogation, reimbursement and indemnity against the Owner or any other person liable;

        5.6.2 demand or accept repayment in whole or in part of any indebtedness now or hereafter due to the Charterer from the Owner or from any other person liable or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

        5.6.3 take any step to enforce any right against the Owner or any other person liable in respect of any Outstanding Indebtedness and/or the Master Swap Agreement Liability; or

        5.6.4 claim any set-off or counterclaim against the Owner or any other person liable or claim or prove in competition with the
                Mortgagee and/or the other Creditors or any of them in the liquidation of the Owner or any other person liable or have the benefit of, or share in, any payment from or composition with, the Owner or any other person liable or any other Collateral Instrument now or hereafter held by the Mortgagee and/or the other Creditors or any of them for the Outstanding Indebtedness or for the obligations or liabilities of any other person liable but so that, if so directed by the Mortgagee, it will prove for the whole or any part of its claim in the liquidation of the Owner on terms that the benefit of such proof and of all money received by it in respect thereof shall be paid to the Mortgagee for application in or towards discharge of the Outstanding
                Indebtedness in such manner as the Mortgagee shall deem appropriate.

5.7     Suspense account

        Any money received in connection with this Deed (whether before or after any Incapacity of the Owner or the Charterer) which would (but for this
        Deed) have been payable to the Charterer may, if an Event of Default has happened, be placed to the credit of a suspense account with a view to preserving the rights of the Mortgagee to prove for the whole of its and the other Creditors' claims against the Owner or any other person liable or may be applied in or towards satisfaction of the Outstanding Indebtedness.

5.8     Settlements conditional

        Any release, discharge or settlement between the Charterer and the Mortgagee shall be conditional upon no security, disposition or payment to the Mortgagee and/or the other Creditors or any of them by the Owner or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Mortgagee shall be entitled to enforce this Deed subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

5.9     Delivery of certain property

        If, contrary to the provisions of this Deed, the Charterer takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Mortgagee (as security agent and trustee on behalf of the Creditors) and shall be delivered to the Mortgagee on demand.

5.10    Certificates conclusive

        Any certificate submitted by the Mortgagee to the Charterer as to the amount or any part thereof hereby secured shall, in the absence of manifest error, be conclusive and binding on the Charterer.

5.11    Collateral Instruments

        The Mortgagee shall not be obliged to make any claim or demand on the Owner or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before enforcing this Deed and no action taken or omitted by the Mortgagee in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the security created by the Charterer under this Deed nor shall the Mortgagee be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Outstanding Indebtedness.

6       Charterer's undertakings

        The Charterer hereby covenants with the Mortgagee (as security agent and trustee for and on behalf of the Creditors) and undertakes that throughout the Charter Period:

        6.1.1   Notice

        it will from time to time upon the request of the Mortgagee give written notice (in such form and to such persons as the Mortgagee may reasonably require) of the assignment contained in clause 3.1 to any person from whom any part of the Charterer's Assigned Property is or may be due and will procure that the interest of the Mortgagee in the Insurances shall be endorsed on the instruments of insurance from time to time issued in connection with the Insurances as are placed with the Approved Brokers by reason of a Notice of Assignment of Insurances (signed by the Charterer, the Owner and by any other assured who shall have assigned its interest in the Insurances to the Mortgagee);

        6.1.2   Negative undertakings relating to Charter

        it will not without the prior written consent of the Mortgagee:

        (a)     Assignments

                assign or otherwise dispose of the Charterer's rights and obligations under the Charter;

        (b)     Variations

                agree to any variation of the Charter;

        6.1.3   Performance of Charter obligations

                it will perform its obligations under the Charter;

        6.1.4   Sub-chartering

                it will not without the prior written consent of the Mortgagee sub-let the Ship on demise charter for any period;

        6.1.5   Total Loss recovery

                it will, in the event that, upon a Total Loss of the Ship, the Mortgagee is disabled from recovering under the Insurances or any of them or the amount of the recovery thereunder is diminished and such disablement or diminution results from any breach by the Charterer of any of its obligations under this Deed and/or the Charter, pay to the Mortgagee on demand a sum (which shall be applied in accordance with clause 12.1 as if the same had been a recovery under the Insurances in respect of such Total Loss) equal to the amount which would but for such disablement have been recoverable under the Insurances or (as the case may be) a sum equal to the amount hereby the insurance recovery has been diminished;

        6.1.6   Sister ship arrest

                it will, in the event of the Ship at any time being arrested, seized, detained or subjected to distress or levied upon by reason of any process, claim or Encumbrance of whatsoever nature arising out of the use or operation of the Ship by the Charterer or any of its agents, employees or sub-charterers or any other vessel owned or operated or managed by or chartered to the Charterer or any of its affiliates or its or their agents, employees or charterers or sub-charterers, at its own expense take prompt action to secure the release of the Ship and be responsible for discharging each and every liability in connection with any such process, claim or Encumbrance;

        6.13    Sister ship indemnity

                it will indemnify the Owner and the Mortgagee and the other Creditors and hold each of them harmless against all liabilities of whatsoever nature (including penalties claims demands orders or judgments) which the Owner or the Mortgagee and/or the other Creditors or any of them may suffer or incur in respect of the Ship and which arise out of the use or operation of the Ship or of any other vessel owned or operated or managed by or chartered to the Charterer or any of its affiliates or its or their agents, employees or charterers or sub-charterers;

        6.1.8   Compliance with Environmental Laws

                it will comply with, and procure that all its Environmental Affiliates comply with, all Environmental Laws including, without limitation, requirements relating to manning and establishment of financial responsibility and will obtain and comply with, and procure that all its Environmental Affiliates obtain and comply with, all Environmental Approvals;

        6.1.9   Ship's name and registration

                (a)     it will not change the name of the Ship;

                (b) it will not do or suffer to be done anything, or omit to do anything, the doing or omission of which could or might result in the Ship not being eligible for registration under the laws and flag of the Flag State on and after Delivery or result in such registration being forfeited or imperilled or which could or might result in the Ship being required to be registered otherwise than under the laws and flag of the Flag State;

        6.1.10  Abandonment

                it will not without the prior written consent of the Mortgagee (and then only subject to any conditions the Mortgagee may impose) abandon the Ship;

        6.1.11  Charterer's Manager

                it will not without the prior written consent of the Mortgagee (and then only on and subject to such terms as the Mortgagee may agree) appoint a commercial or technical manager of the Ship other than the Managers or terminate or amend the terms of either of the Management Agreements;

        6.1.12  Encumbrances

                it will not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) create or purport or agree to create or permit to arise or subsist any Encumbrance over or in respect of any part of the Charterer's Assigned Property otherwise than to or in favour of the Mortgagee; and

        6.1.13  Notification of certain events

                it will notify the Mortgagee forthwith by telex confirmed by letter of:

                (a) any petition or notice of meeting to consider any resolution to wind up the Charterer (or any event analogous thereto under the laws of the place of its incorporation);

                (b)     the  occurrence of any Default of which it is aware;  or
                        (c) the occurrence of any Environmental Claim against the Charterer, the Ship, any other Relevant Party or any other Relevant Ship or any incident, event or circumstances which may give rise to any such Environmental Claim.

7       General Undertakings

7.1 The Charter Guarantor hereby agrees and undertakes to the Mortgagee (as security agent and trustee for and on behalf of the Secured Creditors) that it will at all times throughout the Security Period:

        7.1.1 deliver to the Mortgagee sufficient copies of each of the following documents:

                (a) not later than one hundred and eighty (180) days after the end of each financial year, the audited balance sheet and profit and loss account of the Charter Guarantor and the audited consolidated balance sheet and the consolidated profit and loss account of the Group for such financial year and a cash flow statement for the Group for such financial year together with the report of the auditors thereon, the notes thereto and the directors' report thereon, if any;

                (b) at the time of issue thereof every report, circular, notice or like document issued by the Charter Guarantor to its shareholders or creditors generally;

                (c) at the time of the delivery of the annual audited financial statements, a statement from the Charter Guarantor's auditors stating the respective amounts of the Net Asset Value, Book Equity, the Total Debt and the Total Market Value Adjusted Assets, in respect of or, as the case may be, as at the end of the financial year to which such financial statements relate indicating the manner in which the same have been calculated and whether or not the limits imposed by clauses 7.2.1, 7.2.2, 7.2.6 and 7.2.7 have or have not been exceeded at such time and so that each such statement shall (in the absence of manifest error or in the absence of the Mortgagee reaching a different determination pursuant to clause 1.2.10) be conclusive evidence of such amounts or facts for the purposes of this Deed; and

        7.1.2   comply with its obligations under the Charter Guarantee.

7.2     Financial Undertakings

        The Charter Guarantor hereby agrees and undertakes to the Mortgagee (as security agent and trustee for and on behalf of the Secured Creditors) that it will at all times throughout the Security Period:

        7.2.1 ensure that, for the first nine (9) months after the Drawdown Date, a minimum amount of twenty million Dollars ($20,000,000) shall be standing to the credit of the Charter Guarantor's Account and that for the period commencing nine months after the Drawdown Date and ending on the final date of the Security Period, a minimum amount of twenty five million dollars ($25,000,000) shall be standing to the credit of the Charter Guarantor's Account and further ensure that at any time there are no Encumbrances whatsoever existing over or in relation to such minimum amounts;

        7.2.2 ensure that an aggregate minimum amount of fifty million Dollars shall at all times during the Security Period be standing to the credit of accounts of the Charter Guarantor (including the Charter Guarantor's Account) and the Charter Guarantor shall evidence compliance with the terms of this clause at no later than three (3) monthly intervals throughout the Security Period or otherwise promptly upon the Mortgagee's first written request;

        7.2.3 endeavour that any Excess Cash Flow in relation to the Ship will be paid into the Charter Guarantor's Account;

        7.2.4 provide details to the Agent at three (3) monthly intervals evidencing the operating expenses and the Earnings of the Ship;

        7.2.5 ensure that on the Drawdown Date, the minimum average length of time that Fleet Vessels are employed on time charter for is eighteen months;

        7.2.6   ensure   that  its  Net  Asset   Value  at  all  times   exceeds
                $125,000,000; and

        7.2.7   ensure  that  its  Book  Equity   shall  at  all  times   exceed
                $75,000,000.

        7.2.8 For the purpose of this clause 7.2 and clause 7.3, the following expressions shall have the following meanings:


        "Applicable   Accounting   Principles"   means  accounting   principles,
        concepts, bases and policies generally adopted and accepted in the United States of America consistently applied;

        "Book Equity" means the aggregate of the amounts paid-up or credited as paid-up on the Charter Guarantor's issued share capital and the amount of the consolidated capital and revenue reserves of the Group (including any share premium account, capital redemption reserve fund and any credit balance on the consolidated profit and loss account of the Group) all as shown by the latest audited consolidated balance sheet and profit and loss account of the Group delivered under this Deed but after:

        (a) deducting any debit balance on such consolidated profit and loss account;

        (b)     deducting any amount shown in such consolidated balance sheet in
                respect   of   goodwill    (including    goodwill   arising   on
                consolidation) and other intangible assets;

        (c) deducting (so far as not otherwise excluded as attributable to minority interests) a sum equal to the aggregate of the amount by which the book value of any fixed assets of any member of the Group has been written up after 31 December 2005 (or, in the case of a company becoming a subsidiary after that date, the date on which that company became a subsidiary) by way of revaluation not being, in any such case, a revaluation of all the Group's fixed assets in accordance with a valuation report from independent valuers approved by the Mortgagee so long as any such revaluation is carried out not more frequently than once every five years. For the purposes of this paragraph (c) any increase in the book value of any fixed asset resulting from its transfer by one member of the Group to another member of the Group shall be deemed to result from a writing up of its book value by way of revaluation;

        (d) excluding amounts set aside for taxation as at the date of such balance sheet and making such adjustments as may be appropriate in respect of any significant additional taxation expected to result from transactions carried out by any member of the Group after such date and not reflected in that balance sheet;

        (e) deducting all amounts attributable to minority interests in Subsidiaries;

        (f) making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital or any such reserves after the date of the relevant balance sheet (but so that no such adjustment shall be made in respect of any variation in profit and loss account except to the extent of any profit or loss, calculated on a cumulative basis, recorded in the consolidated profit and loss account of the Group delivered to the Mortgagee before the date of this Deed, or under clause
                7.1.1 in respect of any subsequent period);

        (g) making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by any member of the Group (otherwise than attributable directly or indirectly to the Charter Guarantor) out of profits earned up to and including the date of the latest audited balance sheet of that member of the Group to the extent that such distribution is not provided for in that balance sheet;

        (h) making such adjustments as may be appropriate in respect of any variation in the interests of the Charter Guarantor in its Subsidiaries since the date of the latest published audited consolidated balance sheet of the Group;

        (i) if the calculation is required for the purpose of or in connection with a transaction under or in connection with which any company is to become or cease to be a Subsidiary of the Charter Guarantor, making all such adjustments as would be appropriate if that transaction had been carried into effect; and

        (j) making such adjustments as may be appropriate in the opinion of the Mortgagee in order that the above amounts are calculated in accordance with the Original Accounting Principles;

        "Earnings" means all earnings of the Ship payable under or pursuant to any Time Charters entered into in relation to the ship, or else any other charters entered into by the Charterer in respect of the employment of the Ship;

        "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

        "Excess Cash Flow" means any Earnings of the Ship minus the aggregate of the Charter Earnings and the operating expenses in relation to the Ship;

        "Finance Lease" means a lease treated as a finance lease pursuant to the Applicable Accounting Principles.

        "Fleet Vessels" means any vessels owned, or chartered on long-term demise charter to any member of the Group;

        "Group" means, together, the Charter Guarantor and its Subsidiaries and "member of the Group" means any of them;

        "Net Asset Value" means, at any relevant time, the amount in Dollars resulting after deducting the Total Debt from the Total Market Value Adjusted Assets, in either case at such time;

        "Original Accounting Principles" means those accounting principles, standards and practices which were used in the preparation of the consolidated audited financial statements of the Group as at 31 December 2005, and for the year then ended and, to the extent that they do not conflict with those principles, standards and practices, such other accounting principles, standards and practices as were generally acceptable in the United States of America on 31 December 2005;

        "Total Debt" means the aggregate principal amount (including any fixed or minimum premium payable on final repayment) of:

        (a) moneys borrowed or raised by the Charter Guarantor and its Subsidiaries;

        (b) bonds, notes, loan stock, debentures, commercial paper or other debt securities issued by the Charter Guarantor or any of its Subsidiaries not for the time being beneficially owned by the Charter Guarantor or any of its Subsidiaries;

        (c) sums outstanding under acceptances by the Charter Guarantor or any of its Subsidiaries or by any bank or acceptance house under acceptance credits opened on behalf of the Charter Guarantor or any Subsidiary;

        (d) deferred indebtedness of the Charter Guarantor or any of its Subsidiaries for payment of the acquisition or construction price for assets or services acquired or constructed;

        (e)     rental payments under Finance Leases;

        (f) receivables sold or discounted with a right of recourse to the Charter Guarantor or any of its Subsidiaries;

        (g)     the  nominal  amount  of any  issued  and paid up share  capital
                (other than equity share capital) of any Subsidiary not beneficially owned by the Charter Guarantor or another Subsidiary;

        (h) preference share capital redeemable prior to the last day of the period of the Charter;

        (i) indebtedness secured by any Encumbrance over all or any part of the undertaking, property, assets, rights or revenues of the Charter Guarantor or any of its Subsidiaries irrespective of whether or not such indebtedness is supported by a personal covenant on the part of the Charter Guarantor or any of its Subsidiaries;

        (j) indebtedness incurred in respect of swaps, forward exchange contracts, futures or other derivatives;

        (k) any other liability arising from a transaction having the commercial effect of a borrowing or the raising of money;

        (l) obligations under guarantees in respect of the obligations of any other person which, if such person were the Charter Guarantor or a Subsidiary, would fall within paragraphs (a) to
                (k) above,

        PROVIDED THAT

        (i) moneys owing by the Charter Guarantor to a Subsidiary or by a Subsidiary to the Charter Guarantor or to another Subsidiary shall not be taken into account;

        (ii) the principal amount of Total Debt deemed to be outstanding in relation to Finance Leases or hire purchase agreements shall be the present value of the minimum lease or hire payments discounted at the interest rate implicit in the relevant lease or hire purchase agreement; and

        "Total Market Value Adjusted Assets" means the aggregate of:

        (a) the value (less depreciation computed in accordance with generally accepted international accounting principles consistently applied) on a consolidated basis of all tangible fixed assets of the Group, as stated in the relevant consolidated financial statements of the Group, but excluding any ships at the relevant time owned by members of the Group which, for the purposes of such consolidated financial statements, are included in the consolidated tangible fixed assets of the Group (for the purposes of clauses 7.2 and 7.3, the "Relevant Ships"); and

        (b) the aggregate of the market value of the Relevant Ships, as such market value shall have been most recently determined (as of the date of the relevant calculation) pursuant to the provisions of clause 7.3 of this Deed by means of valuations obtained by the Mortgagee in accordance with the provisions of clause 7.3 of this Deed (and not the value of the Relevant Ships as stated in the relevant consolidated financial statements of the Group).

        7.2.9 All the terms defined in this clause 7.2 and used in this Deed are to be determined on a consolidated basis in respect of the Group and (except as items are expressly included or excluded in the relevant definition or clause) are used and shall be construed in accordance with Applicable Accounting Principles and as determined from the latest consolidated financial statements of the Group delivered to the Mortgagee pursuant to clause 7.1.1.

        7.2.10 The compliance of the Charter Guarantor with the covenants set out in clauses 7.2.1, 7.2.2, 7.2.6 and 7.2.7 shall be determined on the basis of calculations made by the Mortgagee at any time by reference to then latest consolidated financial statements of the Group delivered to the Mortgagee pursuant to clause 7.1.1. For the avoidance of doubt, it is hereby agreed that the Mortgagee shall be entitled to make such determinations and/or calculations at any time when, and in relation to any period in relation to which, the Charter Guarantor shall be obliged to comply with each of the covenants out in clauses 7.2.1, 7.2.2 and 7.2.7 without regard to when any such financial statements are due to be delivered or have been actually delivered to the Mortgagee pursuant to clause 7.1.

        7.2.11  For the purposes of this clause 7.2:

                (a) no item shall be deducted or credited more than once in any calculation; and

                (b) any amount expressed in a currency other than Dollars shall be converted into Dollars in accordance with Applicable Accounting Principles.

7.3     Valuation of Relevant Ships

        7.3.1   Valuations

                Each of the Relevant Ships shall, for the purposes of this clause 7, be valued in Dollars as and when the Mortgagee shall require. Each such valuation of a Relevant Ship shall be made by an independent firm of shipbrokers appointed by the Mortgagee. Such valuation shall be made without, unless required by the Mortgagee, physical inspection, and on the basis of a sale for prompt delivery for cash at arm's length, on normal commercial terms as between a willing buyer and a willing seller and without taking into account the benefit of any charterparty or other employment of such Relevant Ship. The value of each of the Relevant Ships determined in accordance with the provisions of this clause 7.3 shall be binding upon the parties hereto for the purposes of calculating the Total Market Value Adjusted Assets until such time as any further such valuations shall be obtained.

        7.3.2   Information

                The Charter Guarantor undertakes to the Mortgagee to supply to the Mortgagee and to any such shipbroker such information concerning any Relevant Ship and its condition as such shipbrokers may reasonably require for the purpose of making any such valuation.

        7.3.3   Costs

                All costs in connection with the Mortgagee obtaining any valuation of each of the Relevant Ships referred to in clause
                7.3.1 shall be borne by the Owner.

8       Covenants concerning insurance and operational matters

8.1     Covenants

        The Charterer hereby covenants with the Mortgagee (as security agent and trustee for and on behalf of the Creditors) and undertakes throughout the Charter Period:

        8.1.1   Insurance

                (a) Insured risks, amounts and terms to insure and keep the Ship insured free of cost and expense to the Mortgagee and in the joint names only of the Owner and the Charterer or, if so required by the Mortgagee, in the joint names of the Owner and the Mortgagee and the Charterer (but without liability on the part of the Mortgagee for premiums or calls):

                        (i) against fire and usual marine risks (including excess risks) and war risks, on an agreed value basis, in such amounts and upon such terms as shall from time to time be acceptable to the Mortgagee. For the avoidance of doubt, the Charterer hereby covenants with the Mortgagee and undertakes throughout the Security Period to ensure that the Ship will be insured for not less than the greater of:

                                (A) the value of the Ship for the time being (as determined by the Mortgagee pursuant to clause 8.2.2 of the Loan and Guarantee Facility Agreement); and

                                (B) such amount as will be at least equal to one hundred and thirty per cent (130%) of the aggregate of the Loan and the Guarantee Amount;

                        (ii) and upon such terms as should from time to time be approved in writing by the Mortgagee;

                        (iii) against protection and indemnity risks (including pollution risks for the highest amount in respect of which cover is or may become available for ships of the same type, size, age and flag as the Ship and a freight, demurrage and defence cover) for the full value and tonnage of the Ship (as approved in writing by the Mortgagee) and upon such terms as shall from time to time be approved in writing by the Mortgagee;

                        (iv) in respect of such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of the Ship.

                        and to pay to the Mortgagee the cost (as conclusively certified by the Mortgagee) of (A) any mortgagee's interest insurance (including, if the Mortgagee shall so require, mortgagee's additional perils (including all P&I risks) coverage) which the Mortgagee may from time to time effect in respect of the Ship upon such terms in such amounts as it shall deem desirable and (B) any other insurance cover which the Mortgagee may from time to time effect in respect of the Ship and/or in respect of its interest or potential third party liability as mortgagee of the Ship as the Mortgagee shall deem desirable having regard to any limitations in respect of amount or extent of cover which may from time to time be applicable to any of the other insurances referred to in this clause 5.1.1(a);

                (b)     Approved  brokers,  insurers and  associations

                        to effect the insurances aforesaid in such currency as the Mortgagee may approve and through the Approved Brokers and with such insurance companies and/or underwriters as shall from time to time be approved in writing by the Mortgagee; provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of the Ship with such war risks and protection and indemnity associations as shall from time to time be approved in writing by the Mortgagee;

                (c)     Fleet  liens,  set-off  and  cancellation

                        if any of the insurances referred to in clause (a) form part of a fleet cover, to procure that the Approved Brokers shall undertake to the Mortgagee that they shall neither set off against any claims in respect of the Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Ship if and when so requested by the Mortgagee;

                (d)     Payment of premiums and calls

                        punctually to pay all premiums, calls, contributions or other sums payable in respect of all such insurances and to produce all relevant receipts or other evidence of payment when so required by the Mortgagee;

                (e)     Renewal

                        at least 14 days before the relevant policies, contracts or entries expire, to notify the Mortgagee of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the
                        Charterer or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Mortgagee pursuant to this clause 8.1.1, to procure that appropriate instructions for the renewal of such insurances on the terms so specified are given to the Approved Brokers and/or to the approved war risks and protection and indemnity associations at least 10 days before the relevant policies, contracts or entries expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity associations will at least 7 days before such expiry (or within such shorter period as the Mortgagee may from time to time agree) confirm in writing to the Mortgagee as and when such renewals have been effected in accordance with the instructions so given;

                (f)     Guarantees

                        to arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

                (g) Hull policy documents, notices, loss payable clauses and brokers' undertakings to deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause (a) as are effected through the Approved Brokers and procure that the interest of the Mortgagee shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and, where the Insurances have been assigned to the Mortgagee, by means of a Notice of Assignment of Insurances (signed by the Owner and the Charterer and by any other assured who shall have assigned its interest in the Insurances to the Mortgagee) and that the Mortgagee shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Mortgagee;

                (h) Associations' loss payable clauses, undertakings and certificates to procure that any protection and indemnity and/or war risks associations in which the Ship is for the time being entered shall endorse the relevant Loss Payable Clause on the - relevant certificate of entry or policy and shall furnish the Mortgagee with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as shall from time to time be required by the Mortgagee;

                (i)     Extent of cover and exclusions

                        to take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Mortgagee has not given its prior written consent and are otherwise maintained on terms and conditions from time to time approved in writing by the Mortgagee;

                (j)     Correspondence with brokers and associations

                        to provide to the Mortgagee, at the time of each such communication, copies of all written communications between the Charterer and the Approved Brokers and approved war risks and protection and indemnity associations which relate to compliance with requirements from time to time applicable to the Insurances including, without limitation, all requisite declarations and payments of additional premiums or calls referred to in clause (i);

                (k)     Collection of claims

                        to do all things necessary and provide all documents, evidence and information to enable the Mortgagee to collect or recover any moneys which shall at any time become due in respect of the Insurances;

                (l)     Employment of Ship

                        not to employ the Ship or suffer the Ship to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe;

                (m)     Application of recoveries

                        to apply all sums receivable under the Insurances which are paid to it in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received;

        8.1.2   Ship's registration

                not to do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in one registration of Ship as a Liberian ship being forfeited or imperilled or which could or might result in the Ship being required to be registered under any other flag than the Liberian flag and not to register the Ship or permit its registration under any other flag without the prior written consent of the Mortgagee;

        8.1.3   Repair

                to keep the Ship in a good and efficient state of repair and procure that all repairs to or replacement of any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Ship;

        8.1.4   Modification; removal of parts; equipment owned by third parties not without the prior written consent of the Mortgagee to, or suffer any other person to: (a) make any modification to the Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or (b) remove any material part of the Ship or any equipment the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with equivalent parts or equipment which are owned by the Owner free from Encumbrances; or (c) install on the Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Ship;

        8.1.5   Maintenance of class; compliance with regulations

                to maintain the Classification as the class of the Ship and to comply with and ensure that the Ship at all times complies with the provisions of the Merchant Shipping Acts and all regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws and flag of the Flag State or otherwise applicable to the Ship;

        8.1.6   Surveys

                to submit the Ship to continuous surveys and such periodical or other surveys as may be required for classification purposes and to supply to the Mortgagee copies of all survey reports issued in respect thereof;

        8.1.7   Inspection

                to ensure that the Mortgagee, by surveyors or other persons appointed by it for such purpose, may board the Ship at all reasonable times for the purpose of inspecting her and to afford all proper facilities for such inspections and for this purpose to give the Mortgagee reasonable advance notice of any intended drydocking of the Ship (whether for the purpose of classification, survey or otherwise);

        8.1.8   Prevention of and release from arrest

                promptly to pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, her Insurances or any part thereof and, in the event of a writ or libel being filed against the Ship, her Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of the Ship in exercise or purported exercise of any such lien or claim as aforesaid, to procure the release of the Ship, her Insurances from such arrest, detention attachment or levy or, as the case may be, the discharge of the writ or libel forthwith upon receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

        8.1.9   Employment

                not to employ the Ship or permit her employment in any manner, trade or business which is forbidden by Liberian law, or which is unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions and, in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Ship or permit her employment in carrying any contraband goods, or enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by the Ship's war risks insurers unless the prior written consent of the Mortgagee is obtained and such special insurance cover as the Mortgagee may require shall have been effected by the Charterer and at the expense of the Charterer;

        8.1.10  Information

                promptly to furnish the Mortgagee with all such information as it may from time to time require regarding the Ship, her employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment, or otherwise howsoever concerning it;

        8.1.11  Notification of certain events

                to notify the Mortgagee forthwith by telex thereafter confirmed by letter of:

                (a) any damage to the Ship requiring repairs the cost of which will or might exceed the Casualty Amount;

                (b) any occurrence in consequence of which the Ship has or may become a Total Loss;

                (c)     any requisition of the Ship for hire;

                (d) any requirement or recommendation made by any insurer or the Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms; or

                (e) any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or the Insurances or any part thereof;

                (f) any petition or notice of meeting to consider any resolution to wind-up the Charterer (or any event analogous thereto under the laws of the place of its incorporation); or

                (g)     the occurrence of any Default;

        8.1.12  Payment of outgoings and evidence of payments

                promptly to pay all tolls, dues and other outgoings whatsoever in respect of the Ship and the Ship's Insurances and to keep proper books of account in respect of the Ship and, as and when the Mortgagee may so require, to make such books available for inspection on behalf of the Mortgagee, and to furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew's wages in respect of any applicable tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

        8.1.13  Repairers' liens

                not without the prior written consent of the Mortgagee to put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed the Casualty Amount unless such person shall first have given to the Mortgagee in terms satisfactory to it, a written undertaking not to exercise any lien on the Ship for the cost of such work or otherwise;

        8.1.14  Chartering

                save for any Time Charter, not without the prior written consent of the Mortgagee (which the Mortgagee shall have full liberty to withhold) and, if such consent is given, only subject to such conditions as the Mortgagee may impose, to let the Ship:

        (a)     on demise charter for any period;

        (b) by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained might exceed twelve (12) months' duration;

        (c) on terms whereby more than two (2) months' hire (or the equivalent) is payable in advance; or

        (d) below the market rate prevailing at the time when the Ship is fixed or other than on arms' length terms;

        8.1.15  Sharing of Earnings

                not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) to enter into any agreement or arrangement whereby the Earnings may be shared with any other person;

        8.1.16  Manager

                not without the prior written consent of the Mortgagee to appoint a manager of the Ship other than the Commercial Manager or the Technical Manager, or terminate or amend the terms of the Management Agreements;

        8.1.17  Notice of Mortgage

                to place and at all times and places to retain a properly certified copy of the Mortgage (which shall form part of the Ship's documents) on board the Ship with her papers and cause such certified copy of the Mortgage to be exhibited to any and all persons having business with the Ship which might create or imply any commitment or encumbrance whatsoever on or in respect of the Ship (other than a lien for crew's wages and salvage) and to any representative of the Mortgagee and to place and keep prominently displayed in the navigation room and in the Master's cabin of the Ship a framed printed notice in plain type reading as follows:

                              "NOTICE OF MORTGAGE"

                This Ship is subject to a first preferred mortgage in favour of [here insert name of Mortgagee] of [here insert address of Mortgagee]. Under the said mortgage, neither the Owner nor any charterer nor the Master of this Ship has any right, power or authority to create, incur or permit to be imposed upon this Ship any commitments or encumbrances whatsoever other than for crew's wages and salvage" and in terms of the said notice it is hereby agreed that save and subject as otherwise herein provided, neither the Owner nor the Charterer nor any other charterer nor the Master of the Ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon the Ship any lien whatsoever other than for crew's wages and salvage;

        8.1.18  Anti-drug abuse

                without prejudice to clause 8.1.9, to take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Ship in any jurisdiction in or to which the Ship shall be employed or located or trade or which may otherwise be applicable to the Ship and/or the Owner and/or the Charterer and, if the Mortgagee shall so require, to enter into a "Carrier Initiative Agreement" with the United States Customs Service and to procure that the same agreement (or any similar agreement hereafter introduced by any Government Entity of the United States of America) is maintained in full force and effect and performed by the Charterer;

        8.1.19  Compliance with environmental laws

                to comply with, and procure that all Environmental Affiliates of the Charterer comply with, all Environmental Laws including, without limitation, requirements relating to manning submission of oil response plans, designations of qualified individuals and establishment of financial responsibility and to obtain and comply with, and procure that all Environmental Affiliates of the Charterer obtain and comply with, all Environmental Approvals; and

        8.1.20  Compliance with ISM Code

                comply and will procure that any Operator will comply with and ensure that the Ship and any Operator will comply with the requirements of the ISM Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

        8.1.21  Withdrawal of DOC and SMC

                procure that any Operator will, immediately inform the Mortgagee if there is any threatened or actual withdrawal of its DOC or the SMC in respect of the Ship;

        8.1.22  Issuance of DOC and SMC

                procure that any Operator will, promptly inform the Mortgagee upon the issue to the Owner or any Operator of a DOC and to the Ship of an SMC or the receipt by the Owner or any Operator of notification that its application for the same has been refused;

        8.1.23  ISPS Code compliance

                and will procure that any Operator of the Ship will:

                (a) maintain at all times a valid and current ISSC in respect of such Ship;

                (b) immediately notify the Mortgagee in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of the Ship;

                (c) procure that the Ship will comply at all times with the ISPS Code; and

        8.1.24  Substitute performance of Mortgage

                To the extent that, pursuant to the Charter or this Deed, the Charterer duly performs and discharges (or procures the performance and discharge of) the duties and liabilities undertaking by the Owner in the Mortgage, then such performance and discharge of the said duties and liabilities by the Charterer shall, to that extent, be deemed to be proper and due performance and discharge of the Owner's duties and liabilities under the Mortgage.

9       Powers of Mortgagee to protect security and remedy defaults

9.1     Protective action

        The Mortgagee (as security agent and trustee on behalf of the Creditors) shall, without prejudice to its other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Deed and the other Security Documents, and all Expenses attributable thereto shall be payable by the Owner on demand.

9.2     Remedy of defaults

        Without prejudice to the generality of the provisions of clause 9.1:

9.2.1   if the  Charterer  fails to comply with any of the  provisions of clause
        8.1.1 the Mortgagee shall be entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as in its discretion it may think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the Charterer's risk) to remain in, or to proceed to and remain in a port designated by the Mortgagee until such provisions are fully complied with;

9.2.2 if the Charterer fails to comply with any of the provisions of clauses 8.1.3, 8.1.5 or 8.1.6, the Mortgagee shall be entitled (but not bound) to arrange for the carrying out of such repairs, changes or surveys as it may deem expedient or necessary in order to procure the compliance with such provisions; and

9.2.3   if the  Charterer  fails to comply with any of the  provisions of clause
        8.1.8 the Mortgagee shall be entitled (but not bound) to pay and discharge all such debts, damages, liabilities and outgoings as are therein mentioned and/or to take any such measures as it may deem expedient or necessary for the purpose of securing the release of the Ship in order to procure the compliance with such provisions, and the Expenses attributable to the exercise by the Mortgagee of any such powers shall be payable by the Owner to the Mortgagee on demand.

10      Powers of Mortgagee on Event of Default

10.1    Powers

        Upon the happening of any Event of Default, the Mortgagee (as security agent and trustee for and on behalf of the Creditors) shall become forthwith entitled by notice given to the Owner in accordance with the provisions of clause 10.2 of the Loan and Guarantee Facility Agreement, or, as regards the Master Swap Agreement, in accordance with the relevant terms of the Master Swap Agreement, to declare the Outstanding Indebtedness to be due and payable immediately or in accordance with such notice, whereupon the Outstanding Indebtedness shall become so due and payable and (whether or not the Mortgagee shall have given any such notice) the Mortgagee shall become forthwith entitled, as and when it may see fit, to put into force and exercise in relation to the Owner's Assigned Property and/or the Charterer's Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as mortgagee and/or assignee of the Owner's Assigned Property and/or the Charterer's Assigned Property (whether at law, by virtue of the Mortgage and this Deed or otherwise) and in particular (without limiting the generality of the foregoing):

        10.1.1 to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Mortgagee may nominate;

        10.1.2 to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of any other part of the Owner's Assigned Property and/or the Charterer's Assigned Property, and to take over or institute (if necessary using the name of the Owner or, as the case may be, the Charterer) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit, and, in the case of the Insurances, to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefore;

        10.1.3 to discharge, compound, release or compromise claims in respect of the Ship or any other part of the Owner's Assigned Property and/or the Charterer's Assigned Property which have given or may give rise to any charge or lien or other claim on the Ship or any other part of the Owner's Assigned Property and/or the Charterer's Assigned Property or which are or may be enforceable by proceedings against the Ship or any other part of the Owner's Assigned Property and/or the Charterer's Assigned Property; and

        10.1.4 to recover from the Owner on demand all Expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this clause 10.1.

10.2    Liability of Mortgagee

        The Mortgagee shall not be liable as mortgagee in possession in respect of all or any of the Owner's Assigned Property and/or the Charterer's Assigned Property to account or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

11      Application of moneys

11.1    Application

        All moneys received by the Mortgagee (as security agent and trustee for and on behalf of the Creditors) in respect of:

        11.1.1 recovery under the Insurances (other than under any loss of earnings insurance and any such sum or sums as may have been received by the Mortgagee (as security agent and trustee for and on behalf of the Creditors) in accordance with the relevant Loss Payable Clause in respect of a major casualty as therein defined and paid over to the Charterer as provided in clause 3.1.2 or which fall to be otherwise applied under clause 11.3);

        11.1.2  Requisition Compensation; and

        11.1.3  the Owner's Assigned Property,

                shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied in the manner specified in clause 13.1 of the Loan and Guarantee Facility Agreement and the surplus (if any) shall be paid to the Owner, the Charterer or such other person as may for the time being be entitled thereto.

11.2    Shortfalls

        In the event that the balance referred to in clause 11.1 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagee shall be entitled to collect the shortfall from the Owner or any other person liable for the time being therefore.

11.3    Application of Insurances received by Mortgagee

        Any moneys received by the Mortgagee in respect of the Insurances (other than in respect of recovery under any loss of earnings insurance or in respect of a Total Loss) pursuant to the Mortgage and/or the assignments by the Charterer contained in clause 3.1 and 5.2 shall:

        11.3.1 if received by the Mortgagee, or in the hands of the Mortgagee after the occurrence of a Default but prior to the occurrence of an Event of Default, be retained by the Mortgagee and shall be paid over by the Mortgagee to the Charterer (during the Charter Period) at such times, in such amounts and for such purposes and/or shall be applied by the Mortgagee in or towards satisfaction of any sums from time to time accruing due and payable by the Owner under the Security Documents or any of them or by virtue of payment demanded thereunder, in each case the Mortgagee may in its absolute discretion determine; and

        11.3.2 if received by the Mortgagee, or in the hands of the Mortgagee, after the occurrence of an Event of Default, be applied by the Mortgagee in the manner specified in clause 11.1 and/or clause 11.3, as the Mortgagee may in its absolute discretion determine.

12      Remedies cumulative and other provisions

12.1    No implied waivers; remedies cumulative

        No failure or delay on the part of the Mortgagee and/or the Creditors or any of them to exercise any right, power or remedy vested in it under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagee and/or the Creditors or any of them of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Mortgagee and/or the Creditors or any of them to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy nor shall the giving by the Mortgagee of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Mortgagee to withhold or give consent to the doing of any other similar act. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

12.2    Delegation

        The Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by the Mortgage and this Deed (including the power vested in it by virtue of clause 14) or any of the other Security Documents in such manner, upon such terms, and to such persons as the Mortgagee in its absolute discretion may think fit.

13      Costs and indemnity

13.1    Costs

        The Owner shall pay to the Mortgagee and/or any of the other Creditors (as security agent and trustee for and on behalf of the Creditors) on demand on a full indemnity basis all reasonable expenses or liabilities of whatsoever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof, incurred by the Mortgagee and/or any of the other Creditors in connection with the enforcement of, or preservation of any rights under, this Deed or otherwise in respect of the Outstanding Indebtedness and the security therefor or in connection with the preparation, completion, execution or registration of this Deed.

13.2    Mortgagee's indemnity

        The Owner hereby agrees and undertakes to indemnify the Mortgagee and each of the other Creditors against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Mortgagee and/or any of the other Creditors, or by any manager, agent, officer or employee for whose liability, act or omission it or he may be answerable, in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained this Deed or otherwise in connection therewith and herewith or with any part of the Owner and the Owner's Assigned Property or the Charterer's Assigned Property or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in this Deed.

14      Attorney

14.1    Power

        By way of security, the Owner and the Charterer each hereby irrevocably appoints the Mortgagee (as security agent and trustee for and on behalf of the Creditors) to be its attorney generally for and in its name and on its behalf and as its act and deed or otherwise to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by this Deed or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Owner and the Charterer ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee may execute or do pursuant thereto. Provided always that such power shall not be exercisable by or on behalf of the Mortgagee until the happening of an Event of Default.

14.2    Exercise of power

        The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such Event of Default has happened, and the exercise by the Mortgagee of such power shall be conclusive evidence of the Mortgagee's right to exercise the same.

14.3    Filings

        The Owner and the Charterer each hereby irrevocably appoints the Mortgagee (as security agent and trustee for and on behalf of the Creditors) to be its attorney in its name and on its behalf and as its act and deed or otherwise of it, to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol the Mortgage and/or this Deed in any court, public office or elsewhere which the Mortgagee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof and any other assurance, document, act or thing required to be executed by the Owner and the Charterer pursuant to clause 15.

15      Further assurance

        The Charterer hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Charterer's Assigned Property or perfecting the security constituted or intended to be constituted by this Deed.

16      Sale of Ship

16.1    Termination of Charter

        Notwithstanding anything contained in the Charter, if and when the Mortgagee becomes entitled to put into force and exercise all the powers possessed by it as mortgagee of the Ship or otherwise pursuant to the Mortgage or at any time thereafter, the Mortgagee shall be entitled (but not bound) to determine the Charter at any time by notice in writing to the Owner and the Charterer which notice shall operate to determine the Charter forthwith if the Ship is then in port and free of cargo or otherwise upon completion of the voyage (including discharge of cargo if any) upon which the Ship was engaged at the time when the said notice to determine was given. Upon determination of the Charter pursuant to this clause 16.1 hereof all liabilities whatsoever of the Owner thereunder shall be absolutely discharged and extinguished.

16.2    Preservation of Owner's rights

        If the circumstances in which the Mortgagee becomes entitled under clause 16.1 to determine the Charter shall constitute or include grounds on which the Owner was entitled to determine the same, any determination by the Mortgagee shall (as between the Owner and the Charterer) operate as an acceptance by the Owner of the Charterer's repudiation of the Charter and the Owner's right to recover damages in respect of such repudiation shall be fully preserved.

16.3    Remedy of Owner's breach

        Notwithstanding anything herein contained, the Owner shall remain liable to perform all the obligations assumed by it under the Charter and the Mortgagee shall have no obligations whatsoever thereunder or be under any liability whatsoever to the Charterer in event of any failure by the Owner to perform its obligations thereunder or hereunder provided however that:

        16.3.1 a notice in writing (which shall set out full particulars of the matters complained of and which is hereinafter called the "notice of complaint") shall be immediately given by the Charterer to the Mortgagee in event of any breach or alleged breach of the Charter by the Owner by reason whatsoever the Charterer claims to be entitled to determine the Charter;

        16.3.2 within fifteen (15) days after receipt by the Mortgagee of any notice of complaint by the Mortgagee shall be entitled (but not bound) to notify the Charterer in writing of its intention to remedy the matters complained of by such notice of complaint and any remedial measures thereafter taken by the Mortgagee shall be without prejudice to the Charterer's right to claim against the Owner in respect of any loss and damage suffered by the Charterer by reason of such breach but in no circumstances shall the Mortgagee be under any liability therefore or for any loss or damage suffered by the Charterer arising from delay or otherwise in effecting such remedial measures as the Mortgagee (whose decision shall be final) deems appropriate; and

        16.3.3 all expenses whatsoever incurred by the Mortgagee in or about such remedial measures as may be undertaken on its behalf pursuant to clause 16.3.2 shall be recoverable by the Mortgagee from the Owner on demand but payment by the Owner to the Mortgagee pursuant to such demand shall not as between the Owner and the Charterer operate as an admission by the Owner of liability for the matters complained of in the relevant notice of complaint.

16.4    Sale free of or subject to Charter

        Notwithstanding anything herein contained, in the event of a sale of the Ship during the Charter Period pursuant to the power in that behalf vested in the Mortgagee by virtue of the Security Documents, such sale shall be free of or subject to the Charter at the option of the Mortgagee.

16.5    Sale subject to Charter

        If the Ship is sold subject to the Charter (which expression means that the purchaser of the Ship or any other person chartering the Ship from the purchaser shall as from the date on which the Ship is registered in the name of the purchaser assume all future obligations and acquire all future rights and benefits under the Charter), the Owner and/or the Charterer shall enter into such form of agreement with the purchaser as the Mortgagee may require to the intent that such purchaser or other person shall be substituted in place of the Owner as owner or disponent owner of the Ship for the purposes of the Charter.

16.6    Sale free of Charter

        Without prejudice to clause 16.1, if the Ship is sold free of the Charter, the Owner and the Charterer shall enter into such form of agreement or agreements as the Mortgagee may require for determination of the Charter by mutual consent.

17      Continuation of Charter Period

        The Charterer shall continue to pay charterhire under the Charter on the days and in the amounts required under the Charter notwithstanding that the Ship shall become a Total Loss or that the Charterer shall be permanently deprived of her use for any other reason prior to the end of the Charter Period, provided that no further instalments of charterhire shall become due and payable on any date after the earlier of the expiry of the period for the prepayment of the Loan specified in clause 4.3 of the Loan and Guarantee Facility Agreement or the date upon which the Loan is prepaid in full in accordance with clauses 4.3 and 4.5 of the Loan and Guarantee Facility Agreement.

18      Notices

18.1 Every notice, request, demand or other communication under this Deed shall:

        18.1.1 be in writing delivered personally or by first-class prepaid letter (airmail if available) or telex or facsimile transmission or other means of telecommunication in permanent written form;

        18.1.2 be deemed to have been received in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a telex or facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

        18.1.3  be sent:

                (a)     to the Owner at:

                        c/o Korea Marine Fund Corporation
                        22F, Kyobo Bidg., 1, Jongno 1-ga
                        Jongno-gu, Seoul, Korea


                        Fax no. :   +(822) 3210-0100
                        Attention:  Kyung-Hwan Cho


                (b)     to the Charterer at:

                        c/o Top Tanker Management Inc.
                        109-111 Messogion Avenue
                        155 26 Greece


                        Fax no:  + 30 210 69 78107-8
                        Attention: Stamatis Tsantanis


                (c)     to the Mortgagee at:

                        Fortis Bank (Nederland) N.V.
                        Coolsingel 93
                        3012 AE Rotterdam
                        The Netherlands

                        Fax no:      00 3110 401 5323
                        Attention:   Cees Kamphof


                (d)     to the Charter Guarantor at:

                        c/o Top Tanker Management Inc.
                        109-111  Messogion Avenue
                        155 26 Greece
                        Fax no: +30  210  69  78107-8
                        Attention:  Stamatis Tsantanis

                or to such other address and/or numbers as is notified by one party to the other parties under this Deed.

19      Counterparts

        This Deed may be entered into in the form of two or more counterparts, each executed by one or more of the parties, and, provided all the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

20      Severability of provisions

        Each of the provisions in this Deed are severable and distinct from the others, and if at any time one or more such provisions is or becomes invalid, illegal or enforceable, the validity, legality and enforceability of the remaining provisions of this Deed shall not in any way be affected or impaired thereby.

21      Law and jurisdiction

21.1    Law

        This Deed is governed by, and shall be construed in accordance with, English law.

21.2    Submission to jurisdiction

        For the benefit of the Mortgagee, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed may be brought in the English courts, or in the courts of any other country chosen by the Mortgagee, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed. Each of the Owner the Charterer and the Charter Guarantor irrevocably and unconditionally submits to the jurisdiction of the English courts, and the courts of any country chosen by the Mortgagee and the Owner, the Charterer and the Charter Guarantor irrevocably designate, appoint and empower DLA Piper Rudnick Gray Cary UK LLP at present of 3 Noble Street, London EC2V 7EE (in the case of the Owner) and Top Tankers (UK) Limited at present of 50 Park Street, W1K 2JJ London (in the case of the Charterer and the Charter Guarantor) to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Deed. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagee to take proceedings against the Owner and/or the Charterer and/or the Charter Guarantor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owner or the Charterer or the Charter Guarantor may have against the Mortgagee arising out of or in connection with this Deed.

21.3    Contracts (Rights of Third Parties) Act 1999

        No term of this Deed shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed the day and year first above written

                                   Schedule 1
                          Forms of Loss Payable Clauses

(1)     Hull and machinery (marine and war risks)

        By a General Assignment dated ____________ 2006, KOMARF HOPE 29 Shipping Company Limited (the "Owner") and by a Quadripartite Deed dated __________ 2006, PYLIO SHIPPING CO. LTD. of 80 Broad Street, Monrovia, Republic of Liberia (the "Charterer") have each assigned to FORTIS BANK (NEDERLAND) N.V. of Coolsingel 93, 3012 AE Rotterdam, The Netherlands (the "Mortgagee") (as security agent and trustee for and on behalf of the Creditors as herein defined (the "Creditors")) all the Owner's and the Charterer's rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner and/or the Charterer in respect of m.v. "Flawless" and accordingly:

        (a) all claims hereunder in respect of an actual or constructive or compromised or arranged total loss, and all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds five hundred thousand Dollars ($500,000) (or the equivalent in any other currency) inclusive of any deductible shall be paid in full to the Mortgagee (as security agent and trustee for and on behalf of the Creditors) or to its order; and

        (b) all other claims hereunder shall be paid in full to the Charterer or to its order, unless and until the Mortgagee shall have notified insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee (as security agent and trustee for and on behalf of the Creditors) or to its order.

(2)     Protection and indemnity

        Payment of any recovery which KOMARF HOPE 29 Shipping Company Limited of 80 Broad Street, Monrovia, Liberia (the "Owner") or PYLIO SHIPPING CO. LTD. (the "Charterer") is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Owner or the Charterer, shall be made to the Owner or the Charterer or to its order, unless and until the Association receives notice to the contrary from FORTIS BANK (NEDERLAND) N.V. of Coolsingel 93, 3012 AE Rotterdam, The Netherlands (the "Mortgagee") in which event all recoveries shall thereafter be paid to the Mortgagee or their order; provided that no liability whatsoever shall attach to the Association, its Managers or their agents for failure to comply with the latter obligation until the expiry of two clear business days from the receipt of such notice.

                                   Schedule 2
                  Forms of Notices of Assignment of Insurances

                              Notice of Assignment
              (For attachment by way of endorsement to the Policy)

KOMARF HOPE 29 SHIPPING of 80 Broad Street, Monrovia, Liberia (the "Owner") and PYLIO SHIPPING CO. LTD. (the "Charterer") of 80 Broad Street, Monrovia, Republic of Liberia the owners and demise charterers respectively of the m.v. "Flawless" HEREBY GIVE NOTICE that by a General Assignment dated 2006 and entered into by the Owner with FORTIS BANK (NEDERLAND) N.V. (the "Mortgagee") (as security agent and trustee for and on behalf of the Creditors as herein defined (the "Creditors")) and by a Quadripartite Deed dated 2006 and entered into by the Charterer and the Owner with the Mortgagee (as security agent and trustee for and on behalf of the Creditors), there has been assigned by us to the Mortgagee (as security agent and trustee for and on behalf of the Creditors) as mortgagees of the said vessel all insurances in respect thereof, including the insurances constituted by the policy whereon this notice is endorsed.



Signed

For and on behalf of

KOMARF HOPE 29 Shipping Company Limited

Dated           2006



Signed

For and on behalf of

PYLIO SHIPPING CO. LTD.

Dated           2006

SIGNED, SEALED and DELIVERED as a
DEED by Jun Hyung Jon                         /s/ Jun Hyung Jon
for and on behalf of                          --------------------
KOMARF HOPE 29 SHIPPING COMPANY               Authorised Signatory
pursuant to a unanimous Written
Consent of Board of Directors
and Sole Shareholder
dated 9 March 2006
in the presence of:

Witness:     /s/ Byung Young Yu
Name:        Byung Young Yu
Address:     22F, Kyobo Bldg., 1, Jongno 1-ga,
             Jongno-gu, Seoul, 110-714 Korea
Occupation:  Deputy General Manager, KOMARF



SIGNED, SEALED and DELIVERED as a
DEED by
for and on behalf of
PYLIO SHIPPING CO. LTD.
pursuant to a power of attorney
dated                   2006                  -------------------------
                                              Attorney-in-Fact
in the presence of:

Witness:
Name:
Address:
Occupation:


SIGNED,  SEALED and  DELIVERED as a DEED by
for and on behalf of KOMARF HOPE 29
SHIPPING COMPANY
pursuant to a power of attorney
dated                   2006

in the presence of:

Witness:
Name:
Address:
Occupation:


SIGNED, SEALED and DELIVERED as a
DEED by Stamatis N. Tsantanis                 /s/ C. Kamphof
for and on behalf of                          -------------------
PYLIO SHIPPING CO. LTD.                       Attorney-in-Fact
pursuant to a power of attorney
dated 8 March 2006

Witness:  /s/ Andreas Louca
Name:     Andreas Louca
Address:  Top Tanker Management Inc.
          109-111 Messogion Av, 15526, Greece
Occupation: Advocate



SIGNED, SEALED and DELIVERED as a
DEED by Stamatis N. Tsantanis                 /s/ C. Kamphof
for and on behalf of                          -------------------
TOP TANKERS INC.                              Attorney-in-Fact
pursuant to a power of attorney
dated 8 March 2006
in the presence of:

Witness:  /s/ Andreas Louca
Name:     Andreas Louca
Address:  Top Tanker Management Inc.
          109-111 Messogion Av, 15526, Greece
Occupation: Advocate


SIGNED, SEALED and DELIVERED as a
DEED by
for and on behalf of
FORTIS BANK (NEDERLAND) N.V.
pursuant to a power of attorney
dated                   2006
in the presence of:

Witness:
Name:
Address:
Occupation:


SIGNED, SEALED and DELIVERED as a
DEED by
for and on behalf of
TOP TANKERS INC.
pursuant to a power of attorney
dated                 2006
in the presence of:

Witness:
Name:
Address:
Occupation:


SIGNED, SEALED and DELIVERED as a
DEED by Cees Kamphof                          /s/ C. Kamphof
for and on behalf of                          -------------------
FORTIS BANK (NEDERLAND) N.V.                  Attorney-in-Fact
pursuant to a power of attorney
dated 8 March 2006
in the presence of:

Witness:  /s/ G. J. Meyee
Name:     G. J. Meyee
Address:  Coolsingel 93
          3012 AE Rotterdam
          The Netherlands
Occupation:  Secretary